Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of Select Bancorp, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints William L. Hedgepeth II and Mark A. Holmes, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) one or more Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of Select Bancorp, Inc., $1.00 par value per share, to be issued in connection with the Select Bancorp, Inc. 2008 Omnibus Stock Ownership and Long Term Incentive Plan, the Select Bancorp, Inc. Amended and Restated 2005 Incentive Stock Option Plan and the Select Bancorp, Inc. Amended and Restated 2005 Nonstatutory Stock Option Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter, collectively, the “Registration Statements” and each individually, the “Registration Statement”); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements; and each of Select Bancorp, Inc. and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Select Bancorp, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Select Bancorp, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Select Bancorp, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

SELECT BANCORP, INC.
(Registrant)

By:	/s/ William L. Hedgepeth II
William L. Hedgepeth
President and Chief Executive Officer

Dated:   August 26, 2014

SIGNATURE	CAPACITY

/s/ William L. Hedgepeth II	President, Chief Executive Officer, & Director
William L. Hedgepeth II	(principal executive officer)

/s/ Mark A. Holmes	Executive Vice President and Chief Financial Officer
Mark A. Holmes	(principal financial officer)

/s/ J. Gary Ciccone	Chairman/Director
J. Gary Ciccone

/s/ James H. Glen, Jr.	Director
James H. Glen, Jr.

/s/ Oscar N. Harris	Director
Oscar N. Harris

/s/ Alicia Speight Hawk	Director
Alicia Speight Hawk

/s/ Gerald W. Hayes, Jr.	Director
Gerald W. Hayes, Jr.

/s/ Ronald V. Jackson	Director
Ronald V. Jackson

/s/ John W. McCauley	Director
John W. McCauley

/s/ Carlie C. McLamb, Jr.	Director
Carlie C. McLamb, Jr.

/s/ Gene W. Minton	Director
Gene W. Minton

/s/ V. Parker Overton	Director
V. Parker Overton

/s/ Anthony Rand	Director
Anthony Rand

/s/ Sharon L. Raynor	Director
Sharon L. Raynor

/s/ K. Clark Stallings	Director
K. Clark Stallings

/s/ Clarence L. Tart, Jr.	Director
Clarence L. Tart, Jr.

/s/ W. Lyndo Tippett	Director
W. Lyndo Tippett

[End of Power of Attorney Signature Page]